Telenav Reports Second Quarter Fiscal 2017 Financial Results
Santa Clara, Calif. - January 31, 2017 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the second quarter that ended December 31, 2016.
“Telenav delivered strong top line results for the second quarter of fiscal 2017, with revenue growing 15% year-over-year to $52.0 million and billings growing 23% year-over-year to $59.7 million,” said HP Jin, chairman and CEO of Telenav. “We continued to make solid progress towards the GM launch of our embedded and connected navigation solution which we expect to occur in the next couple of months. We also announced an additional award with Toyota. We are excited to see the relationship with Toyota continue to deepen and are pleased that Scout® GPS Link was chosen to be in select 2018 Toyota vehicles equipped with EntuneTM 3.0. We believe our partnerships with global auto OEMs, ranging from brought-in solutions to embedded and connected solutions, is a testament to our broad capabilities and market leadership.”

Financial Highlights for the second quarter ended December 31, 2016

•	Total revenue was $52.0 million, compared with $45.3 million in the same prior year period.

•	Billings were $59.7 million, compared with $48.4 million in the same prior year period.

•	Automotive revenue was $38.7 million, compared with $31.8 million in the same prior year period.

•	Advertising revenue was $8.2 million, compared with $6.7 million in the same prior year period.

•	Deferred revenue as of December 31, 2016 was $36.1 million, compared with $28.4 million as of September 30, 2016.

•	Gross margin was 45%, compared to 46% in the same prior year period.

•	Non-GAAP gross margin on billings was 45%, compared to 46% in the same prior year period.

•	Operating expenses were $34.9 million, compared with $27.6 million in the same prior year period.

•	Net loss was ($11.4) million, or ($0.26) per basic and diluted share, compared with ($6.6) million, or ($0.16) per basic and diluted share, in the same prior year period.

•	Adjusted EBITDA was a ($2.6) million loss, compared with a ($4.1) million loss in the same prior year period.

•	Adjusted EBITDA on billings was $1.3 million, compared with a ($2.6) million loss in the same prior year period.

•
As of December 31, 2016, ending cash, cash equivalents and short-term investments, excluding restricted cash, were $103.7 million. This represented cash and short-term investments of $2.39 per share, based on 43.3 million shares of common stock outstanding. Telenav had no debt as of quarter end.

•	Free cash flow was $2.7 million, compared with ($0.9) million in the same prior year period.

Recent Business Highlights

•
Settled a patent lawsuit with Vehicle IP, LLC resolving a patent infringement litigation brought against Telenav and Telenav's customer AT&T Mobility LLC, resulting in a one-time settlement and license payment of $8.0 million to be made by Telenav.

•	Announced Scout GPS Link by Telenav was chosen for select 2018 Toyota vehicles equipped with Entune 3.0.

“We are pleased to announce that we expect to enter into an agreement with Ford to provide our MapCare solution in conjunction with our embedded navigation product for the European region, commencing in the March 2017 quarter. This will significantly increase our overall billings going forward and strengthens our overall business,” said Michael Strambi, Telenav’s CFO. “However, because MapCare is to be provided over time, the revenue related to this combined offering is required to be recognized over the contractual period. As a result, certain revenue related to royalties earned from embedded navigation with Ford in Europe which Telenav has been recognizing upon product delivery will now be recognized over time. Starting with the March 2017 quarter, this impact will cause our revenue to decline under current GAAP accounting measures.”

Business Outlook
For the quarter ending March 31, 2017, Telenav offers the following guidance, which is predicated on management’s judgments:

•	Total revenue is expected to be $37 to $39 million.

•	Billings are expected to be $60 to $63 million.

•	Automotive revenue is expected to be 71% to 74% of total revenue.

•	Advertising revenue is expected to be approximately 16% of total revenue.

•	Gross margin is expected to be approximately 48%.

•	Non-GAAP gross margin on billings is expected to be approximately 39%.

•	Operating expenses are expected to be $30 to $31 million.

•	Net loss is expected to be ($12) to ($13) million.

•	Net loss per share is expected to be ($0.28) to ($0.30).

•	Adjusted EBITDA is expected to be a ($9.0) to ($10.0) million loss.

•	Adjusted EBITDA on billings is expected to be a ($3.5) to ($4.5) million loss.

•	Weighted average shares outstanding are expected to be approximately 43.5 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 877-795-3648 (toll-free, domestic only) or 719-325-4755 (domestic and international toll) and enter pass code 5663996. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 5663996.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, non-GAAP gross profit on billings, non-GAAP gross margin on billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted EBITDA on billings and free cash flow included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

We have previously provided billings as a non-GAAP metric, and beginning with this quarter we are providing non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings’ metrics. We anticipate providing non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings over the next two quarters due to the impact on reported GAAP revenue of certain value-added offerings, including Ford MapCare anticipated for SYNC 3 vehicles in the Europe region. The providing of MapCare in combination with our embedded navigation products results in revenue being deferred and recognized over time.

We anticipate early adopting the FASB's new accounting standard, ASC 606, Revenue from Contracts with Customers, effective July 1, 2017. We anticipate that with the adoption of ASC 606, our revenue recognition for certain value-added offerings will change and we will no longer recognize revenue associated with certain software-related elements over the life of our contractual obligations. Once we adopt ASC 606, we do not expect that we will continue to provide the metrics non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings.

Billings measure GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Non-GAAP gross profit on billings reflects GAAP gross profit plus change in deferred revenue less change in deferred costs. Non-GAAP gross margin on billings reflects non-GAAP gross profit on billings divided by billings. We have also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating our non-GAAP metric of billings. In connection with our presentation of the change in deferred revenue, we have provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of our operating results, we believe these metrics are useful in evaluating cash flow.

We consider billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings to be useful metrics for management and investors because billings drive deferred revenue, which is an important indicator of our business. We believe non-GAAP gross profit on billings and non-GAAP gross margin on billings are useful metrics because they reflect the impact of the gross profit to be earned over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings include amounts that have not yet been recognized as revenue or cost and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, non-GAAP gross profit on billings and non-GAAP gross margin on billings do not include all costs associated with billings. Second, we may calculate billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When we use these measures, we attempt to compensate for these limitations by providing specific information regarding billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings and how they relate to revenue, gross profit, and gross margin calculated in accordance with GAAP.

Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of tax. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Legal settlements and contingencies represent settlements and offers made to settle patent litigation cases in which we are defendants and royalty disputes. Deferred rent reversals represent the reversal of our deferred rent liability that is no longer required due to our facility lease termination in fiscal 2016. We believe adjusted EBITDA is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.

Adjusted EBITDA on billings measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. We believe adjusted EBITDA on billings is a useful measure, especially in light of the impact we expect on reported GAAP revenue for certain value-added offerings we provide our customers, including Ford MapCare. Adjusted EBITDA and adjusted EBITDA on billings, while generally measures of profitability, can also represent losses.

Free cash flow is a non-GAAP financial measure we define as net cash provided by (used in) operating activities, less purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by our business after purchases of property and equipment.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results. This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, have operating expenses which cannot be fully attributable to one versus the other segment. In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

In this earnings release, Telenav has provided guidance for the third quarter of fiscal 2017 on a non-GAAP basis, for billings, non-GAAP gross margin on billings, adjusted EBITDA and adjusted EBITDA on billings. Telenav does not provide reconciliations of its forward-looking non-GAAP financial measures of billings, non-GAAP gross margin on billings, adjusted EBITDA and adjusted EBITDA on billings to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav’s entry into an agreement with Ford to provide MapCare in Europe for SYNC 3 equipped vehicles; Telenav's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEMs") for a substantial portion of its revenue; Ford’s announcement that it believes that the market for automobiles generally will not grow at the pace that it has been growing; the impact of changes in the timing of revenue recognition for our sales of MapCare to Ford for vehicles with SYNC 3 in Europe; potential impacts of OEMs including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including Open Street Maps (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; and macroeconomic and political conditions in the U.S. and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-Q for the three months ended September 30, 2016 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is a leading provider of connected car and location-based platform services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Denny's, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav's location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.

Copyright 2017 Telenav, Inc. All Rights Reserved.

TNAV-F
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Investor Relations Contact:
Mike Look, Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	December 31, 2016	June 30, 2016*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$17,694	$21,349
Short-term investments	85,988	88,277
Accounts receivable, net of allowances of $42 and $111, at December 31, 2016 and June 30, 2016, respectively	47,815	42,216
Restricted cash	4,094	5,109
Income taxes receivable	648	687
Deferred costs	3,919	1,784
Prepaid expenses and other current assets	3,868	4,448
Total current assets	164,026	163,870
Property and equipment, net	4,795	5,247
Deferred income taxes, non-current	435	661
Goodwill and intangible assets, net	35,475	35,993
Deferred costs, non-current	14,861	10,292
Other assets	1,840	2,184
Total assets	$221,432	$218,247
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,255	$4,992
Accrued expenses	41,374	36,274
Deferred revenue	8,035	4,334
Income taxes payable	242	88
Total current liabilities	59,906	45,688
Deferred rent, non-current	1,207	1,124
Deferred revenue, non-current	28,062	19,035
Other long-term liabilities	1,323	2,715
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 43,304 and 42,708 shares issued and outstanding at December 31, 2016 and June 30, 2016, respectively	43	43
Additional paid-in capital	152,824	149,775
Accumulated other comprehensive loss	(2,809)	(1,767)
Retained earnings (accumulated deficit)	(19,124)	1,634
Total stockholders' equity	130,934	149,685
Total liabilities and stockholders’ equity	$221,432	$218,247

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Revenue:
Product	$37,804	$31,160	$67,227	$62,269
Services	14,197	14,093	27,001	27,045
Total revenue	52,001	45,253	94,228	89,314
Cost of revenue:
Product	22,598	18,364	40,359	36,447
Services	6,129	6,168	11,844	11,472
Total cost of revenue	28,727	24,532	52,203	47,919
Gross profit	23,274	20,721	42,025	41,395
Operating expenses:
Research and development	16,301	16,653	34,319	34,640
Sales and marketing	5,277	6,524	10,545	13,522
General and administrative	6,872	5,094	12,363	11,329
Legal settlement and contingencies	6,424	750	6,424	750
Restructuring	—	(1,468)	—	(1,468)
Total operating expenses	34,874	27,553	63,651	58,773
Loss from operations	(11,600)	(6,832)	(21,626)	(17,378)
Other income (expense), net	714	520	1,010	333
Loss before provision for income taxes	(10,886)	(6,312)	(20,616)	(17,045)
Provision for income taxes	537	327	142	440
Net loss	$(11,423)	$(6,639)	$(20,758)	$(17,485)

Net loss per share:
Basic and diluted	$(0.26)	$(0.16)	$(0.48)	$(0.43)

Weighted average shares used in computing net loss per share:
Basic and diluted	43,208	41,038	42,932	40,820

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended December 31,
	2016	2015

Operating activities
Net loss	$(20,758)	$(17,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,260	1,916
Accretion of net premium on short-term investments	237	381
Stock-based compensation expense	4,529	6,267
Write-off of long term investments	—	477
(Gain) loss on disposal of property and equipment	(2)	(4)
Bad debt expense	125	51
Changes in operating assets and liabilities:
Accounts receivable	(5,724)	(1,007)
Deferred income taxes	226	121
Restricted cash	1,015	199
Income taxes receivable	39	614
Deferred costs	(6,704)	(4,302)
Prepaid expenses and other current assets	580	(239)
Other assets	98	908
Trade accounts payable	5,309	80
Accrued expenses and other liabilities	3,945	(1,010)
Income taxes payable	154	162
Deferred rent	44	(814)
Deferred revenue	12,728	7,023
Net cash used in operating activities	(2,899)	(6,662)

Investing activities
Purchases of property and equipment	(531)	(332)
Purchases of short-term investments	(37,788)	(20,622)
Proceeds from sales and maturities of short-term investments	39,392	23,009
Proceeds from sales of long-term investments	246	—
Net cash provided by investing activities	1,319	2,055

Financing activities
Proceeds from exercise of stock options	159	921
Repurchase of common stock	—	(570)
Tax withholdings related to net share settlements of restricted stock units	(1,638)	(1,796)
Net cash used in financing activities	(1,479)	(1,445)

Effect of exchange rate changes on cash and cash equivalents	(596)	(576)
Net decrease in cash and cash equivalents	(3,655)	(6,628)
Cash and cash equivalents, at beginning of period	21,349	18,721
Cash and cash equivalents, at end of period	$17,694	$12,093

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$1,410	$(528)

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Revenue:
Automotive	$38,744	$31,846	$69,011	$63,589
Advertising	8,208	6,688	14,753	11,539
Mobile Navigation	5,049	6,719	10,464	14,186
Total revenue	52,001	45,253	94,228	89,314

Cost of revenue:
Automotive	23,438	18,931	41,983	37,452
Advertising	3,919	3,755	7,445	6,750
Mobile Navigation	1,370	1,846	2,775	3,717
Total cost of revenue	28,727	24,532	52,203	47,919

Gross profit:
Automotive	15,306	12,915	27,028	26,137
Advertising	4,289	2,933	7,308	4,789
Mobile Navigation	3,679	4,873	7,689	10,469
Total gross profit	$23,274	$20,721	$42,025	$41,395

Gross margin:
Automotive	40%	41%	39%	41%
Advertising	52%	44%	50%	42%
Mobile Navigation	73%	73%	73%	74%
Total gross margin	45%	46%	45%	46%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended December 31, 2016				Six Months Ended December 31, 2016
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$38,744	$8,208	$5,049	$52,001	$69,011	$14,753	$10,464	$94,228
Adjustments:
Change in deferred revenue	7,694	—	(8)	7,686	12,807	—	(79)	12,728
Billings	$46,438	$8,208	$5,041	$59,687	$81,818	$14,753	$10,385	$106,956

	Three Months Ended December 31, 2015				Six Months Ended December 31, 2015
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$31,846	$6,688	$6,719	$45,253	$63,589	$11,539	$14,186	$89,314
Adjustments:
Change in deferred revenue	3,434	—	(252)	3,182	7,251	—	(228)	7,023
Billings	$35,280	$6,688	$6,467	$48,435	$70,840	$11,539	$13,958	$96,337

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Gross Profit to Gross Non-GAAP Gross Profit on Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Gross profit	$23,274	$20,721	$42,025	$41,395
Gross margin	45%	46%	45%	46%

Adjustments to gross profit:
Change in deferred revenue	7,686	3,182	12,728	7,023
Change in deferred costs(1)	(3,847)	(1,629)	(6,704)	(4,302)
Net change	3,839	1,553	6,024	2,721

Non-GAAP gross profit on billings(1)	$27,113	$22,274	$48,049	$44,116
Non-GAAP gross margin on billings(1)	45%	46%	45%	46%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, non-GAAP gross profit on billings and non-GAAP gross margin on billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Three Months Ended December 31, 2016
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$34,960	$—	$1,137	$36,097
Deferred revenue, September 30	27,266	—	1,145	28,411
Increase (decrease) in deferred revenue	$7,694	$—	$(8)	$7,686

Deferred costs, December 31	$18,780	$—	$—	$18,780
Deferred costs, September 30	14,933	—	—	14,933
Increase in deferred costs	$3,847	$—	$—	$3,847

	Three Months Ended December 31, 2015
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$12,443	$—	$1,408	$13,851
Deferred revenue, September 30	9,009	—	1,660	10,669
Increase (decrease) in deferred revenue	$3,434	$—	$(252)	$3,182

Deferred costs, December 31	$7,443	$—	$—	$7,443
Deferred costs, September 30	5,814	—	—	5,814
Increase in deferred costs	$1,629	$—	$—	$1,629

	Six Months Ended December 31, 2016
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$34,960	$—	$1,137	$36,097
Deferred revenue, June 30	22,153	—	1,216	23,369
Increase (decrease) in deferred revenue	$12,807	$—	$(79)	$12,728

Deferred costs, December 31	$18,780	$—	$—	$18,780
Deferred costs, June 30	12,076	—	—	12,076
Increase in deferred costs	$6,704	$—	$—	$6,704

	Six Months Ended December 31, 2015
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$12,443	$—	$1,408	$13,851
Deferred revenue, June 30	5,192	—	1,636	6,828
Increase (decrease) in deferred revenue	$7,251	$—	$(228)	$7,023

Deferred costs, December 31	$7,443	$—	$—	$7,443
Deferred costs, June 30	3,141	—	—	3,141
Increase in deferred costs	$4,302	$—	$—	$4,302

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Net loss	$(11,423)	$(6,639)	$(20,758)	$(17,485)

Adjustments:
Legal settlement and contingencies	6,424	750	6,424	750
Restructuring accrual (reversal)	—	(1,468)	—	(1,468)
Deferred rent reversal due to lease termination	—	(621)	—	(621)
Stock-based compensation expense	1,988	3,180	4,529	6,267
Depreciation and amortization expense	623	847	1,260	1,916
Other income (expense), net	(714)	(520)	(1,010)	(333)
Provision for income taxes	537	327	142	440
Adjusted EBITDA	$(2,565)	$(4,144)	$(9,413)	$(10,534)

Change in deferred revenue	7,686	3,182	12,728	7,023
Change in deferred costs(1)	(3,847)	(1,629)	(6,704)	(4,302)
Adjusted EBITDA on billings(1)	$1,274	$(2,591)	$(3,389)	$(7,813)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Net loss	$(11,423)	$(6,639)	$(20,758)	$(17,485)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred revenue (1)	7,686	3,182	12,728	7,023
Increase in deferred costs (2)	(3,847)	(1,629)	(6,704)	(4,302)
Changes in other operating assets and liabilities	7,595	81	5,686	(986)
Other adjustments (3)	2,779	4,212	6,149	9,088
Net cash used in operating activities	2,790	(793)	(2,899)	(6,662)
Less: Purchases of property and equipment	(137)	(90)	(531)	(332)
Free cash flow	$2,653	$(883)	$(3,430)	$(6,994)

(1) Consists of royalties, customized software development fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended December 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$52,001		$8,208		$38,744	$5,049	$43,793
Cost of revenue	28,727		3,919		23,438	1,370	24,808
Gross profit	23,274		4,289		$15,306	$3,679	18,985
Operating expenses:
Research and development	16,301		1,235	(2)			15,066
Sales and marketing	5,277		2,568	(2)			2,709
General and administrative	6,872		410	(3)			6,462
Legal settlement and contingencies	6,424		—	(4)			6,424
Total operating expenses:	34,874		4,213				30,661
Income (loss) from operations	(11,600)		76				(11,676)
Other income (expense), net	714		—	(5)			714
Income (loss) before provision for income taxes	(10,886)		76				(10,962)
Provision for income taxes	537		—	(6)			537
Net income (loss)	$(11,423)	$(11,423)	$76				$(11,499)

Adjustments:
Legal settlement and contingencies		6,424	—	(4)			6,424
Stock-based compensation expense		1,988	286	(2)			1,702
Depreciation and amortization expense		623	51	(2)			572
Other income (expense), net		(714)	—	(5)			(714)
Provision for income taxes		537	—	(6)			537
Adjusted EBITDA		$(2,565)	$413				$(2,978)
Change in deferred revenue		7,686	—				7,686
Change in deferred costs(7)		(3,847)	—				(3,847)
Adjusted EBITDA on billings(7)		$1,274	$413				$861

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended December 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$45,253		$6,688		$31,846	$6,719	$38,565
Cost of revenue	24,532		3,755		18,931	1,846	20,777
Gross profit	20,721		2,933		$12,915	$4,873	17,788
Operating expenses:
Research and development	16,653		1,051	(2)			15,602
Sales and marketing	6,524		3,661	(2)			2,863
General and administrative	5,094		503	(3)			4,591
Legal settlement and contingencies	750		—	(4)			750
Restructuring	(1,468)		(375)	(2)			(1,093)
Total operating expenses:	27,553		4,840				22,713
Loss from operations	(6,832)		(1,907)				(4,925)
Other income (expense), net	520		—	(5)			520
Loss before provision for income taxes	(6,312)		(1,907)				(4,405)
Provision for income taxes	327		—	(6)			327
Net loss	$(6,639)	$(6,639)	$(1,907)				$(4,732)

Adjustments:
Legal settlement and contingencies		750	—	(4)			750
Stock-based compensation expense		3,180	337	(2)			2,843
Restructuring accrual		(1,468)	(375)	(2)			(1,093)
Deferred rent reversal due to lease termination		(621)	(159)	(2)			(462)
Depreciation and amortization expense		847	203	(2)			644
Other income (expense), net		(520)	—	(5)			(520)
Provision for income taxes		327	—	(6)			327
Adjusted EBITDA		$(4,144)	$(1,901)				$(2,243)
Change in deferred revenue		3,182	—				3,182
Change in deferred costs(7)		(1,629)	—				(1,629)
Adjusted EBITDA on billings(7)		$(2,591)	$(1,901)				$(690)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Six Months Ended December 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)
Revenue	$94,228		$14,753		$69,011	$10,464	$79,475
Cost of revenue	52,203		7,445		41,983	2,775	44,758
Gross profit	42,025		7,308		$27,028	$7,689	34,717
Operating expenses:
Research and development	34,319		2,408	(2)			31,911
Sales and marketing	10,545		5,038	(2)			5,507
General and administrative	12,363		873	(3)			11,490
Legal settlement and contingencies	6,424		—	(4)			6,424
Total operating expenses:	63,651		8,319				55,332
Loss from operations	(21,626)		(1,011)				(20,615)
Interest and other income (expense), net	1,010		—	(5)			1,010
Loss before provision for income taxes	(20,616)		(1,011)				(19,605)
Provision for income taxes	142		—	(6)			142
Net loss	$(20,758)	$(20,758)	$(1,011)				$(19,747)

Adjustments:
Legal settlement and contingencies		6,424	—	(4)			6,424
Stock-based compensation expense		4,529	485	(2)			4,044
Depreciation and amortization expense		1,260	103	(2)			1,157
Interest and other income (expense), net		(1,010)	—	(5)			(1,010)
Provision for income taxes		142	—	(6)			142
Adjusted EBITDA		$(9,413)	$(423)				$(8,990)
Change in deferred revenue		12,728	—				12,728
Change in deferred costs(7)		(6,704)	—				(6,704)
Adjusted EBITDA on billings(7)		$(3,389)	$(423)				$(2,966)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on net billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Six Months Ended December 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)
Revenue	$89,314		$11,539		$63,589	$14,186	$77,775
Cost of revenue	47,919		6,750		37,452	3,717	41,169
Gross profit	41,395		4,789		$26,137	$10,469	36,606
Operating expenses:
Research and development	34,640		2,530	(2)			32,110
Sales and marketing	13,522		7,491	(2)			6,031
General and administrative	11,329		1,044	(3)			10,285
Legal settlement and contingencies	750		—	(4)			750
Restructuring	(1,468)		(375)	(2)			(1,093)
Total operating expenses:	58,773		10,690				48,083
Loss from operations	(17,378)		(5,901)				(11,477)
Interest and other income (expense), net	333		—	(5)			333
Loss before provision for income taxes	(17,045)		(5,901)				(11,144)
Benefit from income taxes	440		—	(6)			440
Net loss	$(17,485)	$(17,485)	$(5,901)				$(11,584)

Adjustments:
Legal settlement and contingencies		750	—	(4)			750
Stock-based compensation expense		6,267	659	(2)			5,608
Restructuring accrual		(1,468)	(375)	(2)			(1,093)
Deferred rent reversal due to lease termination		(621)	(159)	(2)			(462)
Depreciation and amortization expense		1,916	656	(2)			1,260
Interest and other income (expense), net		(333)	—	(5)			(333)
Provision for income taxes		440	—	(6)			440
Adjusted EBITDA		$(10,534)	$(5,120)				$(5,414)
Change in deferred revenue		7,023	—				7,023
Change in deferred costs(7)		(4,302)	—				(4,302)
Adjusted EBITDA on billings(7)		$(7,813)	$(5,120)				$(2,693)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.